Exhibit 99.2

Certification of Principal Financial Officer
Pursuant to U.S.C. Section 1350
Regarding Quarterly Report on Form 10-QSB

         I, John E. Yetter, Vice President and Chief Financial Officer of Derma Sciences, Inc., hereby certify that the Quarterly Report on Form 10-QSB for the period ending June 30, 2002 of Derma Sciences, Inc. (the “Form 10-QSB”) upon my best knowledge and belief fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Derma Sciences, Inc.

Dated: August 14, 2002	/s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer (Principal Financial Officer)